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                                                                    Exhibit 99.1




[CITADEL LOGO]   Citadel Communications Corporation
                 ----------------------------------------------------------



News Announcement                                 For Immediate Release

CONTACT:
Donna Heffner                                     Joseph N. Jaffoni
Chief Financial Officer                           Stewart A. Lewack
Citadel Communications Corporation                Jaffoni & Collins Incorporated
702/804-5200                                      212/835-8500 or citc@jcir.com


                        CITADEL COMMUNICATIONS AGREES TO
                        ACQUIRE BLOOMINGTON BROADCASTING

               - Adds 20 Stations in Five New Mid-Sized Markets -


BLOOMINGTON, IL and LAS VEGAS, NV, January 24, 2000 - Mid-sized market radio broadcaster Citadel Communications Corporation (Nasdaq: CITC) announced today that its principal operating subsidiary, Citadel Broadcasting Company, has entered into a definitive agreement to acquire Bloomington Broadcasting, the owner of 20 radio stations in five mid-sized markets, for approximately $176 million cash.

Upon completion of the transaction, Citadel will add WKLQ-FM, WLAV-FM, WODJ-FM and WBBL-AM in Grand Rapids, Michigan, the nation's 66th largest market; WOMG-FM, WTCB-FM, WLXC-FM and WISW-AM in Columbia, South Carolina, the nation's 88th largest market; WKOS-FM, WQUT-FM, WGOC-AM, WJCW-AM and WKIN-AM in Johnson City-Kingsport-Bristol, Tennessee, the nations's 95th largest market; WOGT-FM, WSKZ-FM, and WGOW-AM/FM in Chattanooga, Tennessee, the nation's 102nd largest market; and, WBNQ-FM, WBWN-FM and WJBC-AM in Bloomington, Illinois, the nation's 230th largest market.

Commenting on the transaction, Citadel Chairman and Chief Executive Officer, Larry Wilson, stated, "Bloomington Broadcasting is one of the most well respected private station groups in the industry today, and we're very excited to welcome its management team to the Citadel family. Upon completion of the transaction, Ken Maness, the President of Bloomington, will assume a senior management position at Citadel. Bloomington brings to Citadel some dynamic regional clusters, two of which add to our growing presence in Michigan and South Carolina. We look forward to a long-term partnership with Ken and to extending his company's already impressive track record of success."
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CITADEL COMMUNICATIONS, 1/24/00                                          Page 2


Kenneth H. Maness, President and Chief Executive Officer of Bloomington Broadcasting, added, "We're proud of the great people and radio clusters that we have developed and it is especially exciting to pass them forward to one of the most dynamic radio broadcasters in the country. When we decided to sell the company, our goal was to maximize value for our shareholders and to create the best possible opportunities for our employees. In Citadel, we found the perfect match. We are thrilled to be able to advance our vision with a great radio company."

Completion of the transaction, expected to close in the second quarter of 2000, is subject to regulatory approval and other customary closing conditions. First Union Securities, Inc. represented the sellers in the transaction.

Citadel is a radio broadcasting company that, upon completion of pending transactions, will own or operate 136 FM and 60 AM radio stations concentrated in 42 mid-sized markets. The Company owns all of the issued and outstanding common stock of Citadel.

This news announcement contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "will" or variations of such words and similar expressions are intended to signify such forward-looking statements. Key risks are described in the Company's and Citadel's reports filed with the U.S. Securities and Exchange Commission. Readers should note that these statements may be impacted by several factors, including economic changes and changes in the radio broadcast industry generally and, accordingly, the Company's and Citadel's actual performance and results may vary form those stated herein and the Company and Citadel undertake no obligation to update the information contained herein.



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